EXHIBIT 23.1

Consent of Independent Registered Certified Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Form S-8 No. 333-7870) pertaining to the Fresh Del Monte Produce Inc. 1997 Share Incentive Plan,
(2) Registration Statement (Form S-8 No. 333-10400) pertaining to the Fresh Del Monte Produce Inc. 1999 Share Incentive Plan, as amended,
(3) Registration Statement (Form S-8 No. 333-87606) pertaining to the Fresh Del Monte Produce Inc. 1999 Share Incentive Plan, as amended,
(4) Registration Statement (Form S-8 No. 333-124402) pertaining to the Fresh Del Monte Produce Inc. 1999 Share Incentive Plan, as amended,
(5) Registration Statement (Form S-8 No. 333-154921) pertaining to the Fresh Del Monte Produce Inc. 1999 Share Incentive Plan, as amended,
(6) Registration Statement (Form S-8 No. 333-166984) pertaining to the Fresh Del Monte Produce Inc. 2010 Non-Employee Directors Equity Plan,
(7) Registration Statement (Form S-8 No. 333-175895) pertaining to the Fresh Del Monte Produce Inc. 2011 Omnibus Share Incentive Plan, as amended, and
(8) Registration Statement (Form S-8 No. 333-196248) pertaining to the Fresh Del Monte Produce Inc. 2014 Omnibus Share Incentive Plan;

of our reports dated February 18, 2015, with respect to the consolidated financial statements and schedule of Fresh Del Monte Produce Inc., and the effectiveness of internal control over financial reporting of Fresh Del Monte Produce Inc., included in this Annual Report (Form 10-K) of Fresh Del Monte Produce Inc. for the year ended December 26, 2014.

/s/ Ernst & Young LLP
Miami, Florida
February 18, 2015